UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________
FORM 8-K
___________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

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SPRINT CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of principal executive offices, including zip code)

(855) 848-3280
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 1, 2016, the Vacancy Resolution Committee of the Board of Directors (the “Board”) of Sprint Corporation (the “Company”) appointed a new director, Patrick Doyle. There are no arrangements or understandings between Mr. Doyle and any other persons pursuant to which Mr. Doyle was appointed as a director. There are no related party transactions between the Company and Mr. Doyle.

The Board will evaluate Mr. Doyle’s independence and financial expertise. After such evaluation, Mr. Doyle is expected to be appointed as the Chairman of the Audit Committee of the Board. Mr. Doyle will be paid according to the compensation program established for non-employee members of the Board. He has entered into an indemnification agreement with the Company.

A copy of the press release issued by the Company on December 1, 2016 announcing the appointment of Mr. Doyle is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit No.        Description
99.1            Press Release Announcing the Appointment of Patrick Doyle to the Company's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

December 1, 2016	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.        Description
99.1            Press Release Announcing the Appointment of Patrick Doyle to the Company's Board of Directors